UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2013

OCERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of		Identification No.)
incorporation)

525 University Avenue, Suite 610
Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 475-0158

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Ocera Therapeutics, Inc. Second Amended and Restated 2011 Stock Option and Incentive Plan

On December 19, 2013, at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of Ocera Therapeutics, Inc. (the “Company”) approved the Ocera Therapeutics, Inc. Second Amended and Restated 2011 Stock Option and Incentive Plan (the “Amended Plan”).

The maximum number of shares reserved for issuance under the Amended Plan is 2,302,328 shares, an increase of 2,000,000 shares. If the Company’s capital structure changes, because of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or similar event, the number of shares that can be issued under the Amended Plan will be appropriately adjusted. The following types of awards may be issued under the Plan: (i) stock options (both incentive and non-qualified options); (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; (v) unrestricted stock; (vi) cash-based awards; (vii) performance shares; and (viii) dividend equivalent rights.

A detailed summary of the material features of the Amended Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on November 15, 2013 (the “Proxy”). That summary and the foregoing description are qualified in their entirety by reference to the text of the Amended Plan, which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Election of Wendell Wierenga, Ph.D.

On December 19, 2013, following the Annual Meeting, the Board of Directors of the Company (the “Board”) increased the size of the Board from 9 to 10 members and elected Wendell Wierenga, Ph.D. as a director to fill the resulting vacancy, to serve until the annual meeting of stockholders in 2014 and until his successor is duly elected and qualified or until his earlier resignation or removal .  Dr. Wierenga will be compensated for his service as a non-employee director under the Company’s Non-Employee Director Compensation Policy described in the Company’s Current Report on Form 8-K filed on September 5, 2013 and the Proxy.

A copy of the Company’s press release regarding Dr. Wierenga’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Employment Agreements

On December 19, 2013, the Company entered into new employment agreements with each of its executive officers, Linda S. Grais, President and Chief Executive Officer, Jeryl L. Hilleman, Chief Financial Officer and Secretary, and Franck S. Rousseau, Chief Medical and Development Officer (the “Employment Agreements”).

Pursuant to the terms of the Employment Agreement with Dr. Grais (the “Grais Employment Agreement”), Dr. Grais will receive an annual base salary of $425,000 and be eligible to receive an annual performance bonus, with a target amount equal to 50% of her annual base salary, the goals for which will be determined in the sole discretion of the Board.  Dr. Grais will receive a life insurance policy and  will be eligible to participate in the Company’s 401(k) and other employee benefit plans.  In the event Dr. Grais’ employment is terminated without Cause (as defined in the Grais Employment Agreement) or for Good Reason (as defined in the Grais Employment Agreement), subject to her execution of a customary release agreement, she will be entitled to receive (i) a continuation of her base salary for 12 months at the rate in effect at termination, (ii) a pro-rated portion of her target bonus for the portion of the year Dr. Grais is actually employed by the Company, (iii) payment of her cost of health benefits and life insurance for 12 months, and (iv) partial acceleration of Dr. Grais’ stock options so that as of the effective date of termination, Dr. Grais will be deemed vested in the same number of shares as if she had completed an additional 12 months of employment with the Company.   In addition, in the event Dr. Grais’ employment is terminated without Cause or for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change of Control (as defined in the Grais Employment Agreement), subject to her execution of a customary release agreement,  Dr. Grais will be entitled to receive (i) an amount equal to 12 months of her base salary in effect at termination, payable in a single lump sum, (ii) a bonus payment equal to the percentage of her annual base salary she received as a bonus in the prior year multiplied by her base salary in effect at termination, payable in a single lump sum, (iii) an amount equal to her monthly cost of health benefits multiplied by 12 and (iv) full acceleration of all of Dr. Grais’ stock options.

Pursuant to the terms of the Employment Agreement with Ms. Hilleman (the “Hilleman Employment Agreement”), Ms. Hilleman will receive an annual base salary of $333,000 and be eligible to receive an annual performance bonus, with a target amount equal to 30% of her annual base salary, the goals for which will be determined in the sole discretion of the Board.  Ms. Hilleman will participate in the Company’s 401(k) and other employee benefit plans.  In the event Ms. Hilleman’s employment is terminated without Cause (as defined in the Hilleman Employment Agreement) or for Good Reason (as defined in the Hilleman Employment Agreement), subject to her execution of a customary release agreement, she will be entitled to receive (i) a continuation of her base salary for 12 months at the rate in effect at termination, (ii) a pro-rated portion of her target bonus for the portion of the year Ms. Hilleman is actually employed by the Company, (iii) payment of the cost of her health benefits for 12 months, and (iv) partial acceleration of Ms. Hilleman’s stock options so that as of the effective date of termination, Ms. Hilleman will be deemed vested in the same number of shares as if she had completed an additional 12 months of employment with the Company.   In addition, in the event Ms. Hilleman’s employment is terminated without Cause or for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change of Control (as defined in the Hilleman Employment Agreement), subject to her execution of a customary release agreement,  Ms. Hilleman will be entitled to receive (i) an amount equal to 12 months of her base salary in effect at termination, payable in a single lump sum, (ii) a bonus payment equal to the percentage of her annual base salary she received as a bonus in the prior year multiplied by her base salary in effect at termination, payable in a single lump sum, (iii) an amount equal to her monthly cost of health benefits multiplied by 12 and (iv) full acceleration of all of Ms. Hilleman’s stock options.

Pursuant to the terms of the Employment Agreement with Dr. Rousseau (the “Rousseau Employment Agreement”), Dr. Rousseau will receive an annual base salary of $360,000 and be eligible to receive an annual performance bonus, with a target amount equal to 30% of his annual base salary, the goals for which will be determined in the sole discretion of the Board.  Dr. Rousseau will participate in the Company’s 401(k) and other employee benefit plans.  In the event Dr. Rousseau’s employment is terminated without Cause (as defined in the Rousseau Employment Agreement) or for Good Reason (as defined in the Rousseau Employment Agreement), subject to his execution of a customary release agreement, he will be entitled to receive (i) a continuation of his base salary for 12 months at the rate in effect at termination, (ii) a pro-rated portion of his target bonus for the portion of the year Dr. Rousseau is actually employed by the Company, (iii) payment of his cost of health benefits for 12 months, and (iv) partial acceleration of Dr. Rousseau’s stock options so that as of the effective date of termination, Dr. Rousseau will be deemed vested in the same number of shares as if he had completed an additional 12 months of employment with the Company.   In addition, in the event Dr. Rousseau’s employment is terminated without Cause or for Good Reason in anticipation of and within three months before, concurrently with, or within 12 months following a Change of Control (as defined in the Rousseau Employment Agreement), subject to his execution of a customary release agreement,  Dr. Rousseau will be entitled to receive (i) an amount equal to 12 months of his base salary in effect at termination, payable in a single lump sum, (ii) a bonus payment equal to the percentage of his annual base salary he received as a bonus in the prior year multiplied by his base salary in effect at termination, payable in a single lump sum, (iii) an amount equal to his monthly cost of health benefits multiplied by 12 and (iv) full acceleration of all of Dr. Rousseau’s stock options.

The foregoing description of the Employment Agreements is a summary and does not purport to be complete. Such description is qualified in its entirety by reference to the text of the Employment Agreements, which are filed with this Current Report on Form 8-K as Exhibits 10.1. 10.2 and 10.3, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on December 19, 2013. A total of 10,830,499 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.

Proposal 1.                                The individuals listed below were elected at the Annual Meeting to serve until the annual meeting of stockholders in 2014 and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

	FOR	WITHHELD	BROKER NON- VOTES
Eckard Weber, M.D.	10,194,030	14,523	621,946
Jean-Paul Castaigne, M.D.	10,194,030	14,523	621,946
Lars G. Eckman, M.D., Ph.D.	10,193,830	14,723	621,946
Linda S. Grais, M.D.	10,194,030	14,523	621,946
Nina Kjellson	10,194,030	14,523	621,946
Michael Powell, Ph.D.	10,193,947	14,606	621,946
Franck S. Rousseau, M.D.	10,194,030	14,523	621,946
Pratik Shah, Ph.D.	10,194,030	14,523	621,946
Anne VanLent	10,193,947	14,606	621,946

Proposal 2.                                The Company’s stockholders approved the non-binding, advisory resolution on the executive compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
10,168,068	29,085	11,400	621,946

Proposal 3.                                The Company’s stockholders approved the Amended Plan.

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES
10,126,683	70,558	11,312	621,946

Proposal 4.                                The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

FOR	AGAINST	ABSTAIN
10,830,010	489	0

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1	Agreement of Employment dated as of December 19, 2013, by and between Ocera Therapeutics, Inc. and Linda Grais
10.2	Agreement of Employment dated as of December 19, 2013, by and between Ocera Therapeutics, Inc. and Jeri Hilleman
10.3	Agreement of Employment dated as of December 19, 2013, by and between Ocera Therapeutics, Inc. and Franck S. Rousseau
10.4	Ocera Therapeutics, Inc. Second Amended and Restated 2011 Stock Option and Incentive Plan, together with forms of award agreements
99.1	Press release of Ocera Therapeutics, Inc. dated December 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 24, 2013	Ocera Therapeutics, Inc.

	By:	/s/ Jeryl L. Hilleman
	Name:	Jeryl L. Hilleman
	Title:	Chief Financial Officer and Secretary